Exhibit 10.5(g)
SEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
     SEVENTH AMENDMENT, dated as of March 30, 2007 (this “Amendment”) to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28, 2005 (as amended by the First Amendment, dated as of August 18, 2005, the Second Amendment, dated as of October 11, 2005, the Third Amendment, dated as of December 15, 2005, the Fourth Amendment, dated as of April 18, 2006, the Fifth Amendment, dated as of June 14, 2006, the Sixth Amendment, dated as of July 13, 2006, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement ”; unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement), among MAPCO EXPRESS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the “Lenders”), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the “Arranger”), SUNTRUST BANK, as syndication agent (in such capacity, the “Syndication Agent”), BANK LEUMI USA, as co-administrative agent (in such capacity, the “Co-Administrative Agent”), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the “ Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower intends to acquire (the “Calfee Acquisition”) certain convenience stores and related assets, including 71 fee owned parcels and 36 leasehold parcels located in Alabama, Georgia and Tennessee pursuant to a purchase agreement (the “Calfee Acquisition Agreement”) dated as of February 8, 2007, among the Borrower and the sellers party thereto for an aggregate purchase price not exceeding $80,000,000 (the “Calfee Purchase Price”);
     WHEREAS, the Borrower intends to borrow up to $65,000,000 from Holdings (the “Calfee Acquisition Note”) to (i) finance a portion of the consideration for the Calfee Acquisition and (ii) pay related fees and expenses in connection with the Calfee Acquisition;
     WHEREAS, the Borrower requested the Lenders make certain other amendments to the Credit Agreement to permit the Calfee Acquisition and the Calfee Acquisition Note and to make certain other amendments on the terms and subject to the conditions set forth herein; and
     WHEREAS, the Lenders have agreed to make such amendments solely upon the terms and conditions provided for in this Amendment;
     NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise noted herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
     2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms). (a) Section 1.1 of the Credit Agreement is hereby amended by:
     (i) deleting the reference to “$100,000” in the definition of “Asset Sale” and substituting a reference to “$500,000” in lieu thereof;
     (ii) deleting the first parenthetical in the definition of “Asset Sale” and substituting the following in lieu thereof:
     “(excluding any such Disposition permitted by clause (a), (b), (c), (d) or (g) of Section 7.5 and any lease or sublease of real property);”
     (iii) deleting the definition of “Capital Expenditures” in its entirety and substituting the following in lieu thereof:
     ‘“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition, development or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person. Notwithstanding anything to the contrary contained herein, “Capital Expenditures” shall not include (i) the payment of the FAST Purchase Price by the Borrower as consideration for the FAST Acquisition, (ii) the payment of the Calfee Purchase Price by the Borrower as consideration for the Calfee Acquisition or (iii) any expenditures made to acquire any Property permitted by Section 7.8(g).’
     (iv) amending the definition of “Consolidated EBITDA” by (x) deleting the word “and” at the end of clause (ix) in the proviso thereto, (y) deleting the “.” at the end of clause (x) in the proviso thereto and substituting in lieu thereof “; and” and (z) inserting the following new clause (xi) in the appropriate order:
     “(xi) solely for the purpose of determining Consolidated EBITDA for the following periods, Consolidated EBITDA shall, without duplication, be increased as a result of the Calfee Acquisition by amounts deemed attributable to the assets acquired in the Calfee Acquisition: (w) for the four fiscal quarters ended March 31, 2007 by an amount equal to $10,200,000, (x) for the four fiscal quarters ended June 30, 2007 by an amount equal to $7,650,000, (y) for the four fiscal quarters ended September 30, 2007 by an amount equal to $5,100,000 and (z) for the four fiscal quarters ended December 31, 2007 by an amount equal to $2,550,000.”

     (v) inserting the words “, Parent Subordinated Debt” immediately following the words “MFC Intercompany Debt” in the proviso of the definition of “Indebtedness”;
     (vi) deleting the reference to “$25,000,000” in the definition of “L/C Commitment” and substituting a reference to “$30,000,000” in lieu thereof;
     (vii) deleting the reference to “$1,500,000” in the definition of “Material Environmental Amount” and substituting a reference to $3,000,000” in lieu thereof;
     (viii) deleting the reference to “$5,000,000” in the definition of “Swing Line Commitment” and substituting a reference to “$7,000,000” in lieu thereof;
     (b) Section 1.1 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
     “Attributable Debt”: as to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
     “Calfee Acquisition”: as defined in the Seventh Amendment.
     “Calfee Acquisition Agreement”: as defined in the Seventh Amendment.
     “Calfee Acquisition Documentation”: collectively, the Calfee Acquisition Agreement and all schedules, exhibits, annexes and amendments thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith.
     “Calfee Acquisition Note”: as defined in the Seventh Amendment.
     “Calfee Purchase Price”: as defined in the Seventh Amendment.
     “La Gloria Termination Condition”: the Administrative Agent shall have received satisfactory evidence from the Borrower that the obligations of the Borrower under the La Gloria Management Agreement have been transferred to Delek US Holdings, Inc. and that the Borrower has no further outstanding obligations to provide any services thereunder.
     “Parent Subordinated Debt”: the Indebtedness of the Borrower to Holdings permitted by Section 7.2(j) and subject to a Parent Subordination Agreement.
     “Parent Subordinated Debt Documentation”: the documentation evidencing the subordinated Indebtedness of the Borrower to Holdings described in Section 7.2(j), including, without limitation, any Parent Subordination Agreement, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Parent Subordination Agreement”: a subordination agreement, substantially in the form of Exhibit C to the Seventh Amendment or in form and substance otherwise satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.15.
     “Seventh Amendment”: the Seventh Amendment to this Agreement, dated as of March 30, 2007.
     “Seventh Amendment Effective Date”: the Seventh Amendment Effective Date as defined in Section 24 of the Seventh Amendment, which date is March 30, 2007.
     3. Amendments to Section 2.10 of the Credit Agreement (Mandatory Prepayments). (a) Section 2.10(a) of the Credit Agreement is hereby amended by inserting immediately following the words “and any Indebtedness of the Borrower in favor of Holdings which is subject to the Subordination Agreement” in the first parenthetical thereof, the words “, the Parent Subordination Agreement”.
          (b) Section 2.10 of the Credit Agreement is hereby further amended by deleting the reference to “$2,500,000” in Section 2.10(c) and substituting a reference to “$5,000,000” in lieu thereof.
     4. Amendments to Section 2.25 of the Credit Agreement (Incremental Loans). (a) Section 2.25 of the Credit Agreement is hereby amended by inserting the words “after the Seventh Amendment Effective Date and” immediately following the words “At any time” in Section 2.25(a).
          (b) Section 2.25 of the Credit Agreement is hereby further amended by inserting the following new Section 2.25(c) in the appropriate alphabetical order:
          “(c) Prior to or concurrently with the initial incurrence of any Incremental Loans, to the extent not previously delivered, the Administrative Agent shall have received a mortgage amendment increasing the amount of the Facilities covered to $335,000,000 for each Mortgage as the Administrative Agent shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property, executed and delivered by a duly authorized officer of the relevant Loan Party.”
     5. Amendments to Section 2.26 of the Credit Agreement (Increases in Revolving Credit Commitments). (a) Section 2.26 of the Credit Agreement is hereby amended by inserting the words “after the Seventh Amendment Effective Date and” immediately following the words “At any time” in Section 2.26(a).

     (b) Section 2.26 of the Credit Agreement is hereby further amended by:
     (i) deleting the reference to the amount “$285,000,000” in Section 2.26(e) and substituting in lieu thereof a reference to “$335,000,000” in lieu thereof; and
     (ii) inserting the following new Section 2.26(f) in the appropriate alphabetical order:
          “(f) Prior to or concurrently with the initial increase of the Revolving Credit Commitments pursuant to this Section 2.26, to the extent not previously delivered, the Administrative Agent shall have received a mortgage amendment increasing the amount of the Facilities covered to $335,000,000 for each Mortgage as the Administrative Agent shall reasonably determine is necessary to maintain the priority of the first mortgage Lien encumbering the relevant Mortgaged Property, executed and delivered by a duly authorized officer of the relevant Loan Party.”
     6. Amendment to Section 4.10 of the Credit Agreement (Taxes). Section 4.10 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following new Section 4.10 in lieu thereof:
     “The Borrower and each of its Subsidiaries have filed or caused to be filed all federal and state income tax returns and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no material tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than Liens for current taxes not yet due and payable).”
     7. Amendment to Section 6.1 of the Credit Agreement (Financial Statements). Section 6.1(a) of the Credit Agreement is hereby amended by inserting the following proviso at the end of such Section:
“, provided that, solely with respect to the fiscal year of the Borrower ended December 31, 2006, such financial statements shall be delivered as soon as available, but in any event within 110 days after the end of such fiscal year”.
     8. Amendments to Section 6.7 of the Credit Agreement (Notices). Section 6.7 of the Credit Agreement is hereby amended by:
     (a) deleting the reference to “$1,000,000” in Section 6.7(c) and substituting a reference to “$3,000,000” in lieu thereof; and

     (b) deleting Section 6.7(f) in its entirety and substituting in lieu thereof the following new Section:
     “(f) any material amendment, modification, supplement or waiver to the La Gloria Management Agreement (unless the La Gloria Termination Condition has been satisfied), the Subordinated Debt Documentation or the Parent Subordinated Debt Documentation; provided that, it is understood and agreed that a reduction in amounts payable to MAPCO Express under the La Gloria Management Agreement will not constitute a material amendment, modification, supplement or waiver to the La Gloria Management Agreement, unless such amounts payable to MAPCO Express are less than the amounts payable to MAPCO Express as of the Effective Date;”
     9. Amendments to Section 6.10 of the Credit Agreement (Additional Collateral, etc.). Section 6.10(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following new Section 6.10(b):
     “(b) With respect to (i) any fee interest in any real property having an aggregate appraised value (together with improvements thereof) of at least $1,000,000 acquired in one or a series of transactions after the Effective Date by any Borrower or any of its Subsidiaries (including any such real property owned by any new Subsidiary acquired after the Effective Date and excluding any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)) or (ii) subject to the related Loan Party obtaining the required landlord consent (provided that, each Loan Party shall use commercially reasonable efforts to obtain such consent), any leasehold interest in any real property having an aggregate appraised value of at least $1,000,000 acquired or leased (including any leasehold property interest owned by any new Subsidiary acquired after the Effective Date) in one or a series of transactions after the Effective Date by any Borrower or any of its Subsidiaries, promptly (1) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property, (2) deliver to the Administrative Agent an appraisal of such real property from a firm reasonably satisfactory to the Administrative Agent, (3) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property as well as a current ALTA survey thereof, together with a surveyor’s certificate and (y) any consents, waivers or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (4) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 6.10(b), (i) in the event that the Borrower is required to obtain flood insurance for any parcel of real property owned in fee with an aggregate appraised value of less than

$2,000,000 or a leasehold interest in any real property with an aggregate appraised value of less than $2,000,000 which would otherwise be subject to the requirements of this Section 6.10(b) and the Borrower believes the premiums for such flood insurance to be uneconomical, subject to the following clause (ii), at the Borrower’s written request, the Administrative Agent shall waive the Borrower’s compliance with this Section 6.10(b), provided that, the Borrower has provided the Administrative Agent satisfactory support for such determination, and (ii) the aggregate appraised value of real property either owned in fee or subject to a leasehold interest excluded from the provisions of this Section 6.10(b) may not at any time exceed an amount equal to 2% of the total asset value of the Borrower and its Subsidiaries.”
          10. Amendments to Section 7.1 of the Credit Agreement (Financial Condition Covenants). Section 7.1 of the Credit Agreement is hereby amended by:
     (a) deleting the Consolidated Leverage Ratio grid in Section 7.1(a) in its entirety and substituting the following new grid in lieu thereof:

Consolidated
Fiscal Quarter	Leverage Ratio
FQ2 2005 - FQ4 2007	4.85 to 1.00
FQ1 2008 - FQ4 2008	4.25 to 1.00
FQ1 2009 - FQ4 2009	3.75 to 1.00
FQ1 2010 and thereafter	3.25 to 1.00
     (b) deleting the Consolidated Adjusted Interest Coverage Ratio grid in Section 7.1(b) in its entirety and substituting the following new grid in lieu thereof:

Consolidated Adjusted
Fiscal Quarter	Interest Coverage Ratio
FQ2 2005 - FQ4 2007	1.90 to 1.00
FQ1 2008 - FQ4 2008	2.00 to 1.00
FQ1 2009 - FQ4 2009	2.15 to 1.00
FQ1 2010 and thereafter	2.35 to 1.00
     (c) deleting the Consolidated Fixed Charge Coverage Ratio grid in Section 7.1(c) in its entirety and substituting the following new grid in lieu thereof:

Consolidated Fixed
Fiscal Quarter	Charge Coverage Ratio
FQ2 2005 - FQ4 2008	1.20 to 1.00
FQ1 2009 and thereafter	1.25 to 1.00

     (d) deleting the Consolidated Adjusted Leverage Ratio grid in Section 7.1(d) in its entirety and substituting the following new grid in lieu thereof:

Consolidated Adjusted
Fiscal Quarter	Leverage Ratio
FQ2 2005 - FQ4 2007	5.60 to 1.00
FQ1 2008 - FQ4 2008	5.10 to 1.00
FQ1 2009 - FQ4 2009	4.65 to 1.00
FQ1 2010 and thereafter	4.25 to 1.00
          11. Amendments to Section 7.2 of the Credit Agreement (Limitation on Indebtedness). Section 7.2 of the Credit Agreement is hereby amended by:
     (a) deleting the reference to “$1,500,000” in Section 7.2(c) and substituting a reference to “$5,000,000” in lieu thereof;
     (b) deleting the reference to “$1,500,000” in Section 7.2(g) and substituting a reference to “$5,000,000” in lieu thereof;
     (c) deleting the “and” at the end of Section 7.2(h);
     (d) deleting the “.” at the end of Section 7.2(i) and substituting “;” in lieu thereof;
     (e) adding the following new Sections 7.2(j) and (k) in the appropriate alphabetical order:
     “(j) unsecured Indebtedness of the Borrower to Holdings in an aggregate amount not to exceed the sum of (x) $50,000,000 and (y) the principal amount of the Calfee Acquisition Note; provided , that such unsecured Indebtedness (i) is fully subordinated to the Obligations pursuant to a Parent Subordination Agreement, (ii) does not require a cash payment of principal or interest prior to the date that is 90 days after the final maturity of the Term Loans, (iii) has an applicable interest rate not exceeding 9% per annum , and (iv) the final maturity of such Indebtedness is not earlier than the date that is 90 days after the final maturity of the Term Loans, and, provided further , that, notwithstanding the foregoing, it is understood and agreed that the outstanding principal amount of any Parent Subordinated Debt (other than the Calfee Acquisition Note) incurred after the Seventh Amendment Effective Date may be repaid in full, together with any interest due and payable thereon, at any time with the proceeds of any Incremental Loans and/or the proceeds of any Revolving Credit Loans following an increase of the Revolving Credit Commitments in accordance with Section 2.26; and

     (k) Indebtedness of the Borrower and its Subsidiaries in respect of Capital Lease Obligations incurred in a sale and leaseback transaction permitted by Section 7.10.”
          12. Amendments to Section 7.3 of the Credit Agreement (Limitation on Liens). Section 7.3 of the Credit Agreement is hereby amended by:
     (a) deleting the “and” at the end of Section 7.3(j);
     (b) deleting the reference to “$1,000,000” in Section 7.3(k) and substituting a reference to “$5,000,000” in lieu thereof;
     (c) deleting the “.” at the end of Section 7.3(k) and substituting “; and” in lieu thereof; and
     (d) adding the following new Section 7.3(l) in the appropriate alphabetical order:
     “(l) Liens on assets that are the subject of any sale and leaseback transaction permitted by Section 7.10.”
          13. Amendments to Section 7.5 of the Credit Agreement (Limitation on Disposition of Property). Section 7.5 of the Credit Agreement is hereby amended by:
     (a) deleting the reference to “$5,000,000” in Section 7.5(e) and substituting a reference to “$10,000,000” in lieu thereof;
     (b) deleting the “and” at the end of Section 7.5(e);
     (c) deleting the “.” at the end of Section 7.5(f) and substituting “; and” in lieu thereof; and
     (d) adding the following Section 7.5(g):
     “(g) sale and leaseback transactions permitted by Section 7.10.”
          14. Amendments to Section 7.6 of the Credit Agreement (Limitation on Restricted Payments). Section 7.6 of the Credit Agreement is hereby amended by:
     (a) deleting the “and” at the end of Section 7.6(d);
     (b) deleting the reference to “$1,000,000” in Section 7.6(c) and substituting a reference to “$1,500,000” in lieu thereof;
     (c) deleting the reference to “$1,500,000” in Section 7.6(e) and substituting a reference to “$3,000,000” in lieu thereof;
     (d) deleting the reference to “2.50” in Section 7.6(e) and substituting a reference to “3.00” in lieu thereof; and

     (e) adding the following new paragraph at the end of Section 7.6:
     “For the avoidance of doubt, any payments made by the Borrower to Holdings to reimburse expenses paid by Holdings on behalf of Borrower shall not constitute “Restricted Payments” hereunder so long as such payments are not a direct or indirect distribution or other payment on account of any Capital Stock of a Borrower or any Subsidiary.”
          15. Amendment to Section 7.7 of the Credit Agreement (Limitation on Capital Expenditures). Section 7.7(a) of the Credit Agreement is hereby amended by deleting the proviso in its entirety and substituting the following in lieu thereof:
“provided, that (x) following the consummation of any acquisition permitted by this Agreement, the amount of permitted Capital Expenditures set forth above shall be increased by (A) during the first full fiscal year immediately following such acquisition, an amount equal to the number of stores acquired by the Borrower and its Subsidiaries in such acquisition multiplied by $50,000 and (B) for each period thereafter, an amount equal to the number of stores acquired by the Borrower and its Subsidiaries in such acquisition multiplied by $25,000 and (y)(i) up to 50% of any amount set forth above, as adjusted by the preceding clause (x), if not expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first , in respect of amounts permitted for such fiscal year as provided above and second , in respect of amounts carried over from the prior fiscal year pursuant to subclause (y)(i) above; and”
          16. Amendments to Section 7.8 of the Credit Agreement (Limitation on Investments). Section 7.8 of the Credit Agreement is hereby amended by:
     (a) deleting the reference to “$200,000” in Section 7.8(d) and substituting a reference to “$500,000” in lieu thereof;
     (b) deleting Section 7.8(g) in its entirety and substituting the following new Section in lieu thereof:
     “(g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $100,000,000 during the term of this Agreement; provided , that with respect to any such Investment, (i) after giving pro forma effect to such Investment, (x) the Consolidated Leverage Ratio shall be at least 0.25 less than the maximum level permitted at such time and (y) the aggregate Available Revolving Credit Commitments exceeds $25,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to such Investment;”

     (c) (i) deleting the word “and” at the end of Section 7.8(h), (ii) deleting the “.” at the end of Section 7.8(i) and substituting in lieu thereof “; and” and (iii) inserting the following new Section 7.8(j) in the appropriate alphabetical order:
     “(j) the Calfee Acquisition may be consummated on or after the Seventh Amendment Effective Date as set forth in the Calfee Acquisition Agreement, and no provision thereof shall have been waived, amended, supplemented or otherwise modified in a manner that would reasonably be expected to be materially adverse to the Lenders without the prior written consent of the Lenders, provided that, the Calfee Purchase Price does not exceed $80,000,000 and Holdings has loaned the Borrower up to $65,000,000 pursuant to the Calfee Acquisition Note.”
          17. Amendment to Section 7.10 of the Credit Agreement (Limitation on Sales and Leasebacks). Section 7.10 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 7.10:
     “Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of Holdings, the Borrower or such Subsidiary, except that the Borrower or any of its Subsidiaries may enter into a sale and leaseback transaction if (i) the aggregate amount of Indebtedness incurred equal to the Attributable Debt relating to such sale and leaseback transaction does not exceed $5,000,000 during the term of this Agreement and (ii) the Net Cash Proceeds of such sale and leaseback transaction are at least equal to the fair market value of the Property that is the subject of such sale and leaseback transaction.”
          18. Amendment to Section 7.15 of the Credit Agreement (Limitation on Amendments to Other Documents). Section 7.15 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 7.15:
     “(a) At any time prior to the satisfaction of the La Gloria Termination Condition, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the La Gloria Management Agreement, if applicable, in any manner that would decrease the amounts payable to MAPCO Express thereunder as of the Effective Date or to provide that such amounts shall be payable on a subordinated basis to the La Gloria Credit Facility, (b) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Tax Sharing Agreement in any manner that would increase the amounts payable by the Borrower thereunder, (c) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Subordinated Debt Documentation or the Parent Subordinated Debt Documentation in any manner that would adversely affect the application thereto of the subordination provisions set forth therein or in any subordination agreement related thereto or (d) otherwise amend, supplement or otherwise modify the terms and conditions of the La Gloria Management Agreement (unless the La Gloria Termination Condition has been satisfied), if applicable, the Tax Sharing Agreement, the Subordinated Debt Documentation or the Parent Subordinated Debt Documentation, except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.”
          19. Amendment to Section 7.17 of the Credit Agreement (La Gloria Management Agreement). Section 7.17 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 7.17:
     “Prior to the satisfaction of the La Gloria Termination Condition, enter into any agreement with the La Gloria Affiliate in connection with the acquisition by the La Gloria Affiliate and Delek Pipeline Texas, Inc. of the La Gloria refinery located in Tyler, Texas either providing for (i) the payment of an annual management fee in an aggregate amount less than $1,500,000 or (ii) the subordination of the management fee referred to in clause (i) to any payment under the La Gloria Credit Facility, provided that, the payment of such fee shall be made in equal quarterly installments in arrears on March 31, June 30, September 30 and December 31 of each year.”
          20. Amendment to Section 7 of the Credit Agreement (Negative Covenants). Section 7 of the Credit Agreement is hereby amended by inserting the following new Section 7.20 in the appropriate numerical order:
          “7.20 Limitation on Amendments to the Calfee Acquisition Documentation. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Subsidiaries pursuant to the Calfee Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Calfee Acquisition Documentation except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.”
          21. Amendments to Section 8 of the Credit Agreement (Events of Default). Section 8 of the Credit Agreement is hereby amended by:
     (a) deleting the reference to “$1,000,000” in Section 8(e) and substituting a reference to “$3,000,000” in lieu thereof;
     (b) deleting the reference to “$1,500,000” in Section 8(h) and substituting a reference to “$3,000,000” in lieu thereof;
     (c) deleting the “and” at the end of Section 8(l) and substituting a “or” in lieu thereof;

     (d) adding an “or” at the end of Section 8(m); and
     (e) adding the following new Section 8(n):
     “(n) the Parent Subordinated Debt shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Parent Subordination Agreement, or any Loan Party or any Affiliate of any Loan Party shall so assert;”
          22. Amendment to Section 10.2 (Notices). Section 10.2 of the Credit Agreement is hereby amended by deleting the mailing address for MAPCO Express and the MAPCO Family in its entirety and substituting the following new mailing address in lieu thereof, with such new mailing address to be used in connection with all notices delivered pursuant to any of the Loan Documents:
     “7102 Commerce Way
Brentwood, TN 37027”
          23. Amendment to Schedule 1.1A (Mortgaged Property) and Schedule 1.1B (Real Property) of the Credit Agreement. Effective upon the consummation of the Calfee Acquisition, Schedules 1.1A and 1.1B of the Credit Agreement are hereby amended by adding the information on Annex I (the “ New Mortgaged Properties ”) hereto to each of such Schedules.
          24. Conditions to Effectiveness. This Amendment shall become effective on the date on which all of the following conditions precedent have been satisfied or waived (the “Seventh Amendment Effective Date ”):
     (a) Amendment. The Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower.
     (b) Acknowledgment and Consent. The Administrative Agent shall have received an Acknowledgment and Consent, substantially in the form of Exhibit A hereto, duly executed and delivered by each Guarantor.
     (c) Lender Consent Letter. The Administrative Agent shall have received a Lender Consent Letter, substantially in the form of Exhibit B hereto, duly executed and delivered by the Required Lenders and, solely with respect to the amendments to Section 2.10, the Required Prepayment Lenders (in each case, as defined in the Existing Credit Agreement).
     (d) Related Agreements. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of (i) the Calfee Acquisition Agreement and (ii) such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party.
     (e) Fees, etc. The Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented supported by customary documentation (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Seventh Amendment Effective Date.
     (f) Resolutions, etc. On or before the Seventh Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment shall be reasonably satisfactory in form and substance to Administrative Agent and its counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
          25. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (before and after giving effect to this Amendment):
     (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform this Amendment and the Acknowledgment and Consent (the “Amendment Documents ”) to which it is a party. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Amendment Documents or the execution, delivery, performance, validity or enforceability of this Amendment or the Acknowledgment and Consent, except (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement ”), constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
     (b) The execution, delivery and performance of the Amendment Documents will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).
     (c) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Seventh Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

     (d) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the Seventh Amendment Effective Date.
     (e) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.
          26. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
          27. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.
          28. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          29. Miscellaneous. (a) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment and the Lender Consent Letters signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.
     (b) The execution and delivery of the Lender Consent Letter by any Lender shall be binding upon each of its successors and assigns (including assignees of its Loans in whole or in part prior to effectiveness hereof).
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

MAPCO EXPRESS, INC.
By:
Name:
Title:

By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent
By:
Name:
Title: Authorized Signatory

Store
Number	Address	City	County	State	Leased
2	3385 Airport Rd	Dalton	Whitfield County	GA	Leased
3	2000 N. Broad Street	Rome	Floyd County	GA	Leased
4	Glenwood Ave	Dalton	Whitfield County	GA	Fee
7	104 Cottonwood Mill Rd	Tunnel Hill	Whitfield County	GA	Fee
8	North Thornton Ave	Dalton	Whitfield County	GA	Fee
11	2112 Cleveland Hwy	Dalton	Whitfield County	GA	Fee
14	1261 Dawnville Hwy	Dalton	Whitfield County	GA	Fee
17	318 S. Third St	Chatsworth	Murray County	GA	Fee
20	South Dixie Hwy	Dalton	Whitfield County	GA	Fee
22	811 Riverbend Drive	Dalton	Whitfield County	GA	Fee
24	2115 Dodds Ave	Chattanooga	Hamilton County	TN	Fee
25	2958 Cleveland Hwy	Dalton	Whitfield County	GA	Fee
27	3956 Brainerd Rd	Chattanooga	Hamilton County	TN	Leased
29	Hwy 41 &@Hwy 151	Ringgold	Catoose County	GA	Leased
41	2230 Abutment Road	Dalton	Whitfield County	GA	Fee
42	702 N. Varnell Rd	Tunnel Hill	Whitfield County	GA	Leased
54	1339 Hwy 411	Old Fort	Polk County	TN	Fee
59	2809 Chattanooga Rd	Rocky Face	Whitfield County	GA	Leased
66	I-75 @ Hwy 2A	Ringgold	Catoose County	GA	Leased
68	1310 Riverbend Road	Dalton	Whitfield County	GA	Fee
71	1200 Lakeview Drive	Rossville	Catoose County	GA	Leased
72	I-75 @ Cloud Springs Rd	Ringgold	Catoose County	GA	Leased
73	408 James Street	Rossville	Catoose County	GA	Fee
74	1900 Candies Creek Lane	Cleveland	Bradley County	TN	Fee
75	2055 McFarland Ave	Rossville	Catoose County	GA	Fee
78	14816 Dayton Pike	Sale Creek	Hamilton County	TN	Leased
79	2702 Hwy 41N	Ringgold	Catoose County	GA	Fee
83	I-75 @ Rocky Face Exit	Dalton	Whitfield County	GA	Fee
92	601 LaFayette Rd	Rocky Face	Whitfield County	GA	Leased
93	3550 Cleveland Hwy	Dalton	Whitfield County	GA	Fee

Store
Number	Address	City	County	State	Leased
94	6514 Ringgold Rd	East Ridge	Hamilton County	TN	Fee
96	4408 Hwy 58	Chattanooga	Hamilton County	TN	Fee
97	1198 Rankin	Dunlap	Sequatchie County	TN	Fee
99	3405 Hwy 411 N	Eton	Murray County	GA	Fee
101	6305 Hwy 225 N	Crandall	Murray County	GA	Fee
104	Rt. 3, Hwy 201 @ Hwy 136	Villanow	Walker County	GA	Fee
105	Hwy 27 S	Dayton	Rhea County	TN	Fee
106	3668 Battlefield Pkwy	Ringgold	Catoose County	GA	Fee
107	7701 Lee Hwy	Chattanooga	Hamilton County	TN	Fee
108	3000 E. Walnut Ave	Dalton	Whitfield County	GA	Leased
109	1265 E. Third St	Chattanooga	Hamilton County	TN	Leased
111	101 Cedar Lane	Tullahoma *	Coffee County	TN	Fee
112	315 E. Lincoln	Tullahoma *	Coffee County	TN	Fee
113	1322 New Smithville Rd	McMinnville *	Warren County	TN	Fee
114	1409 Huntsville Hwy	Fayetteville	Lincoln County	TN	Fee
116	924 Mill Street	Pulaski	Giles County	TN	Fee
120	3392 Memorial Blvd	Murfreesboro *	Rutherford County	TN	Fee
126	7300 Lee Hwy	Chattanooga	Hamilton County	TN	Leased
128	7900 Shallowford Rd	Chattanooga	Hamilton County	TN	Fee
129	Rt. 4, Hwy 27 @ Hwy 136	LaFayette	Walker County	GA	Leased
130	8107 Standifer Gap Rd	Chattanooga	Hamilton County	TN	Fee
131	8890 Hwy 72 W	Huntsville *	Madison County	AL	Fee
135	Hwy 431 @ 4th Street	Attalla *	Etowah County	AL	Leased
137	800 Battlefield Pkwy	Ft. Oglethorpe	Catoose County	GA	Leased
139	8126 E. Brainerd Rd	Chattanooga	Hamilton County	TN	Leased
141	2200 Gunter Ave	Guntersville *	Marshall County	AL	Leased
143	1389 Redmond Circle	Rome	Floyd County	GA	Leased
144	200 Browns Ferry Rd	Chattanooga	Hamilton County	TN	Fee
145	Hwy 411 & Hwy 64	Ocoee	Polk County	TN	Leased
146	6434 J. Frank Harris Pkwy	Adairsville	Bartow County	GA	Leased

Store
Number	Address	City	County	State	Leased
147	1050 Cartersville Hwy	Rome	Floyd County	GA	Leased
149	8040 Hwy 27 N	Rock Springs	Walker County	GA	Fee
150	973 Rome Road SW	Calhoun	Gordon County	GA	Leased
152	6200 Lee Hwy	Chattanooga	Hamilton County	TN	Fee
153	5926 Alabama Hwy	Ringgold	Catoose County	GA	Leased
154	1324 Martha Berry Road	Rome	Floyd County	GA	Leased
156	2618 Hwy 193	Flintstone	Walker County	GA	Fee
158	20146 Hwy 431	Guntersville *	Marshall County	AL	Leased
201	2500 Shorter Ave	Rome	Floyd County	GA	Fee
202	Highway 27 North	Rome	Floyd County	GA	Fee
207	7130 New Calhoun Rd	Rome	Floyd County	GA	Leased
209	1128 N. Thornton Ave	Dalton	Whitfield County	GA	Leased
210	400 N. Glenwood Ave	Dalton	Whitfield County	GA	Leased
220	1210 Dawnville Rd	Dalton	Whitfield County	GA	Fee
221	3720 Taft Hwy	Signal Mtn	Hamilton County	TN	Fee
230	1010 N. Third Ave	Chatsworth	Whitfield County	GA	Fee
240	4053 Chatsworth Hwy NE	Ressca	Gordon County	GA	Leased
304	6120 Hwy 58	Chattanooga	Hamilton County	TN	Fee
305	1226 Lula Lake Rd	Lookout Mtn	Walker County	GA	Leased
309	1206 Taft Hwy	Signal Mtn	Hamilton County	TN	Fee
310	9101 Lee Hwy	Ooltewah	Hamilton County	TN	Fee
321	7022 Shallowford Rd	Chattanooga	Hamilton County	TN	Leased
401	5300 Central Ave	Knoxville *	Knox County	TN	Fee
402	5412 Asheville Hwy	Knoxville *	Knox County	TN	Fee
403	800 Campbell Station Rd	Farragut *	Knox County	TN	Fee
404	7001 Kingston Pike	Knoxville *	Knox County	TN	Fee
405	7901 Kingston Pike	Knoxville *	Knox County	TN	Fee
406	4409 Western Ave	Knoxville *	Knox County	TN	Fee
407	2556 E. Broadway	Maryville	Blount County	TN	Fee
409	1324 Cherry St	Knoxville *	Knox County	TN	Fee
410	4323 Chapman Hwy	Knoxville *	Knox County	TN	Fee
413	4607 Kingston Pike	Knoxville *	Knox County	TN	Fee

Store
Number	Address	City	County	State	Leased
415	Hwy 68 and I-75	Sweetwater	Monroe County	TN	Leased
416	2160 Winfield Dunn Pkwy	Sevierville	Sevier County	TN	Leased
444	7301 Middlebrook Pike	Knoxville *	Knox County	TN	Leased
606	3131 S. Broad ST	Chattanooga	Hamilton County	TN	Fee
607	2625 Dayton Blvd	Red Bank	Hamilton County	TN	Fee
610	3637 Hixson Pike	Chattanooga	Hamilton County	TN	Fee
611	1221 E. Main St	Chattanooga	Hamilton County	TN	Fee
624	5124 Hixson Pike	Hixson	Hamilton County	TN	Fee
664	2130 Amnicola Hwy	Chattanooga	Hamilton County	TN	Fee
667	631 Signal Mtn. Blvd	Chattanooga	Hamilton County	TN	Fee
681	5500 Hwy 153	Hixson	Hamilton County	TN	Fee
683	4040 Hwy 27	Dayton	Rhea County	TN	Fee
687	20 Hwy 193	Flintstone	Walker County	GA	Fee
690	201 Browns Ferry Rd	Chattanooga	Hamilton County	TN	Fee
692	314 Morrison Springs Rd	Red Bank	Hamilton County	TN	Fee